EXHIBIT 10.5


                              EXPRESS SCRIPTS, INC.

                                 FIRST AMENDMENT
                           TO COMPANY PLEDGE AGREEMENT


     This FIRST AMENDMENT TO COMPANY PLEDGE AGREEMENT (this "AMENDMENT") is dated as of April 24, 1998 and entered into by and between Express Scripts, Inc., a Delaware corporation (the "PLEDGOR"), and Bankers Trust Company, as agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions (the "LENDERS") party to the Credit Agreement referred to below. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

     WHEREAS, Secured Party and Lenders have entered into a Credit Agreement dated as of April 1, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") with Pledgor pursuant to which Lenders have, subject to the terms and conditions set forth in the Credit Agreement, extended certain credit facilities to Pledgor;

     WHEREAS, in connection with the execution and delivery of the Company Pledge Agreement, Pledgor and Secured Party entered into the Company Pledge Agreement for the purposes of securing the Obligations, including obligations under Hedge Agreements, of Pledgor under the Loan Documents;

     WHEREAS, Pledgor and Secured Party desire to clarify that the Company Pledge Agreement secures Obligations, including obligations under any Hedge Agreement arising under the Loan Documents; and

     WHEREAS, Secured Party and Pledgor are entering into this Amendment pursuant to subsection 9.6 of the Credit Agreement and section 15 of the Company Pledge Agreement.

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.        AMENDMENT

     Section 2 of the Company Pledge Agreement is hereby amended by deleting the existing text in its entirety and substituting the following language therefor:

     This Agreement secures, and the Pledged Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a)), of any and all Obligations of Pledgor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Lender as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement (all such obligations of Pledgor being the "SECURED OBLIGATIONS").

SECTION 2.        MISCELLANEOUS

     A. REFERENCE TO AND EFFECT ON THE COMPANY PLEDGE AGREEMENT AND OTHER LOAN DOCUMENTS.

     (i) Upon effectiveness, each reference in the Company Pledge Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Company Pledge Agreement, and each reference in the other Loan Documents to the "Company Pledge Agreement", "thereunder", "thereof" or words of like import referring to the Company Pledge Agreement shall mean and be a reference to the Company Pledge Agreement as amended by this Amendment.

     (ii) Except as specifically amended by this Amendment, the Company Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     B. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     C. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     D. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon the execution of a counterpart hereof by Pledgor and Agent and receipt by Agent of written or telephonic notification of such execution and authorization of delivery thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                            EXPRESS SCRIPTS, INC.


                                            By: /s/ George Paz
                                            Title:  Senior Vice President


                                            BANKERS TRUST COMPANY, as Agent


                                            By: /s/ Kevin McCann
                                            Title: Principal